Exhibit 99.1

1245 Q Street, Lincoln, NE 68508 P: 1 800 388 4264 | F: 402 475 9061 nrchealth.com

NRC HEALTH ANNOUNCES SECOND QUARTER 2025 RESULTS

Reports third consecutive quarter of sequential TRCV Growth

LINCOLN, Nebraska, July 28, 2025 — National Research Corporation, dba NRC Health, (NASDAQ:NRC) today announced results for the second quarter 2025.

CEO Statement

Trent S. Green, Chief Executive Officer of NRC Health, commented: “We’re encouraged by our second-quarter results, which demonstrate continued momentum across key areas of our business. In my early weeks as CEO, I’ve been energized by feedback from both current and prospective customers, particularly their enthusiasm for our product portfolio and appreciation for the service mindset of our associates. To provide additional context on the quarter, we’re reinstating our quarterly earnings call, which I hope investors will join tomorrow, July 29, at 10 a.m. ET.”

Additional Information

Total recurring contract value1, or TRCV, grew 2% sequentially, the third consecutive quarter of TRCV growth and the highest sequential growth rate since the first quarter of 2021. New logo sales, cross-sells, and customer retention have improved over the last several quarters, attributable to a stronger sales team, a product portfolio that resonates in the marketplace, and the strength of our customer service organization.

With the transition from founder-led leadership, compensation arrangements for executive leaders were implemented to preserve philosophical and economic alignment with long-term shareholders. These arrangements, primarily non-recurring cash bonuses and equity grants, resulted in a net margin of 0% for the second quarter. Excluding these items, adjusted EBITDA margin2 was 30% in the quarter and has remained relatively stable over the past year due to cost control initiatives and higher revenue per FTE.

Dividends and Stock Repurchases

The Company’s Board of Directors on July 23, 2025, declared a quarterly cash dividend of $0.12 (twelve cents) per share payable Friday, October 10, 2025, to shareholders of record as of the close of business on Friday, September 26, 2025.

During the second quarter, NRC repurchased 381,736 shares at a weighted average price of $14.96 per share. During 2025, the company has returned a total of $16.1 million to shareholders through dividends and stock repurchases.

1 Total recurring contract value (TRCV) is a measure of projected revenue under all renewable contracts for the next 12-month period.

2 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

NRC Announces Second Quarter 2025 Results

July 28, 2025

Earnings Call Information

The company will be hosting an earnings call to provide additional detail on the quarter on July 29, 2025, 10 a.m. ET, available at nrchealth.com/investor-relations.

About NRC Health

For more than 40 years, NRC Health (NASDAQ: NRC) has led the charge to humanize healthcare and support organizations in their understanding of each unique individual. NRC Health’s commitment to Human Understanding® helps leading healthcare systems get to know each person they serve not as point-in-time insights, but as an ongoing relationship. Guided by its uniquely empathic heritage, NRC Health’s patient-focused approach, unmatched market research, and emphasis on consumer preferences are transforming the healthcare experience, creating strong outcomes for patients and entire healthcare systems. For more information, email info@nrchealth.com, or visit www.nrchealth.com.

Non-GAAP Performance Measures

The company prepares its financial statements and presents its financial results in accordance with U.S. GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. Reconciliations of GAAP to non-GAAP financial information, and a discussion of why the company believes providing this additional information is useful to investors, is provided in the "Non-GAAP Disclosures" section below.

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “believes,” “expect,” “focus,” “potential,” “will,” derivations thereof, and similar terms and phrases. In this press release, the statements related to future dividends, share repurchases, and revenue are forward-looking statements. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, including those risks and uncertainties as set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2024, and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

NRC Health Investor Relations Contact

ir@nrchealth.com

NRC Announces Second Quarter 2025 Results

July 28, 2025

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended June 30		Six months ended June 30
	2025	2024	2025	2024

Revenue	$34,038	$35,021	$67,588	$70,334

Operating expenses:
Direct	12,974	13,422	26,031	27,278
Selling, general and administrative	17,734	11,221	28,089	22,471
Depreciation and amortization	1,742	1,513	3,284	2,960
Total operating expenses	32,450	26,156	57,404	52,709

Operating income	1,588	8,865	10,184	17,625

Other income (expense):
Interest income	21	25	41	69
Interest expense	(1,032)	(555)	(1,932)	(1,160)
Other, net	4	(11)	11	(16)

Total other expense	(1,007)	(541)	(1,880)	(1,107)

Income before income taxes	581	8,324	8,304	16,518

Provision for income taxes	687	2,149	2,623	3,984

Net income (loss)	$(106)	$6,175	$5,681	$12,534

Earnings (loss) Per Share of Common Stock:
Basic Earnings (loss) Per Share	$(0.01)	$0.26	$0.25	$0.53
Diluted Earnings (loss) Per Share	$(0.01)	$0.26	$0.25	$0.52

Weighted average shares and share equivalents outstanding:
Basic	22,658	23,871	22,814	23,870
Diluted	22,658	23,915	22,820	23,934

NRC Announces Second Quarter 2025 Results

July 28, 2025

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except share amounts and par value)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$5,274	$4,233
Accounts receivable, net	12,416	11,054
Other current assets	7,630	4,313
Total current assets	25,320	19,600

Property and equipment, net	42,232	38,269
Goodwill	66,152	66,152
Other, net	7,683	8,518
Total assets	$141,387	$132,539

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of notes payable, net of unamortized debt issuance costs	$3,928	$4,789
Accounts payable and accrued expenses	6,794	6,285
Accrued compensation	5,685	4,774
Deferred revenue	15,603	15,786
Dividends payable	2,776	2,770
Other current liabilities	1,140	1,454
Total current liabilities	35,926	35,858

Notes payable, net of current portion and unamortized debt issuance costs	77,029	57,895
Other non-current liabilities	7,104	7,502
Total liabilities	120,059	101,255

Shareholders’ equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Common stock, $0.001 par value; authorized 110,000,000 shares, issued 31,782,158 in 2025 and 31,072,144 in 2024, outstanding 23,103,685 in 2025 and 23,083,116 in 2024	32	31
Additional paid-in capital	180,858	180,249
Retained earnings (accumulated deficit)	(16,894)	(17,064)
Treasury stock	(142,668)	(131,932)
Total shareholders’ equity	$21,328	$31,284
Total liabilities and shareholders’ equity	$141,387	$132,539

NRC Announces Second Quarter 2025 Results

July 28, 2025

Non- GAAP Measures of Financial Performance

In addition to consolidated GAAP financial measures, NRC Health reviews various non-GAAP financial measures, including “Adjusted EBITDA,” “Adjusted Net Income,” and “Adjusted Earnings per Share.” NRC Health believes Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Share  are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as (i) they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of NRC Health’s business, and (ii) the exclusion of non-cash stock compensation is useful for investors applying certain valuation metrics and is consistent with the leverage ratio for our credit facility. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-recurring executive compensation and non-cash stock compensation items. Adjusted Net Income represents net income adjusted to add back certain non-recurring executive compensation and non-cash stock compensation and the related tax. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(In thousands, except per share data, unaudited)

	Three months ended June 30		Six months ended June 30
	2025	2024	2025	2024

Net income (loss)	$(106)	$6,175	$5,681	$12,534
Add back:
Non-recurring executive compensation	6,640	-	6,640	-
Tax on non-recurring executive compensation	(468)	-	(468)	-
Non-cash stock compensation	307	(57)	478	(92)
Tax on stock compensation	-	14	-	23
Adjusted Net Income	$6,373	$6,132	$12,331	$12,465

Earnings (loss) Per Share of Common Stock:
Basic Earnings (loss) Per Share	$(0.01)	$0.26	$0.25	$0.52
Diluted Earnings (loss) Per Share	$(0.01)	$0.26	$0.25	$0.52

Adjusted Earnings (loss) Per Share of Common Stock:
Adjusted Basic Earnings (loss) Per Share	$0.28	$0.26	$0.54	$0.52
Adjusted Diluted Earnings (loss) Per Share	$0.28	$0.26	$0.54	$0.52

Weighted average shares and share equivalents outstanding:
Basic	22,658	23,871	22,814	23,870
Diluted	22,658	23,915	22,820	23,934

NRC Announces Second Quarter 2025 Results

July 28, 2025

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

Unaudited

(In thousands, except per share data)

	Three months ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Revenue	$34,038	$33,551	$36,907	$35,819	$35,021

Net income (loss)	$(106)	$5,787	$6,561	$5,688	$6,175
Add back
Interest expense	1,032	899	729	706	555
Income taxes	687	1,936	2,315	1,608	2,149
Depreciation and amortization	1,742	1,542	1,516	1,546	1,513
Non-recurring executive compensation	6,640	-	-	-	-
Non-cash stock compensation	307	171	188	189	(57)
Adjusted EBITDA	$10,302	$10,335	$11,309	$9,737	$10,335
Adjusted EBITDA Margin	30.3%	30.8%	30.6%	27.2%	29.5%